UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

EXOLIFESTYLE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51935	90-1119774
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

136 NW 16th Street, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As of February 6, 2017, we had outstanding a total of 97,415,411 shares of common stock. Since that date, we have issued an additional 7,032,135 shares of common stock as follows: (i) on or about February 7, 2017 we issued 2,302,135 shares of common stock pursuant to the conversion of a certain convertible debenture at a conversion price of $0.00465 per share of common stock, and (ii) on or about February 7, 2017 we issued 4,730,000 shares of common stock pursuant to the conversion of a certain convertible promissory note at a conversion price of $0.0015375 per share of common stock.

The issuances of the above shares of common stock were exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(a)(2) thereto as isolated transactions not involving a public offering. Following the issuances and as of the date of this filing, the Registrant has a total of 104,447,546 shares of common stock issued and outstanding.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXOLifestyle, Inc.

Date: February 7, 2017	By:	/s/ Vaughan Dugan
Vaughan Dugan
Chief Executive Officer